Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Diana Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value	457(c)	18,487,395	$5.37	$99,277,311	0.0000927	$9,203

	Total Offering Amounts					$99,277,311		$9,203

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$9,203
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares offered hereby and the common shares issuable upon exercise of warrants also include an indeterminate number of additional common shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices of the common stock of Diana Shipping Inc. on August 17, 2022, as reported on the New York Stock Exchange.